Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2025, with respect to the consolidated financial statements of Golden Sun Technology Group Limited and its subsidiaries (formerly known as Golden Sun Health Technology Group Limited), appearing in its Annual Report on Form 20-F for the year ended September 30, 2024.

/s/ Assentsure PAC
Singapore
December 16, 2025